NEWS RELEASE

TriQuint Announces Third Quarter 2011 Results

HILLSBORO, OREGON (USA) - October 26, 2011 - TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter ended October 1, 2011, including the following highlights:

▪	Revenues for the quarter were $216.0 million; revenues for the nine months ended October 1, 2011 were $669.1 million

▪	GAAP net income for the quarter was $16.2 million, or $0.09 per diluted share

▪	Non-GAAP net income for the quarter was $19.0 million, or $0.11 per diluted share

▪	Recognized in Fortune magazine's "100 Fastest Growing Companies" annual list

▪	Earned the "Green Partner" Award from Huawei

▪	Released the world's first 40G SMT optical network differential driver

Commenting on the results for the quarter ended October 1, 2011, Ralph Quinsey, President and Chief Executive Officer, stated “TriQuint's long term growth story remains intact. Mobile broadband and high performance RF are some of the most exciting growth markets in the world today. At TriQuint we are helping customers define the next generation of RF solutions. Additionally, we are investing in the capacity and capability required for future growth. I firmly believe these investments will lead to superior and sustainable long term financial performance for the company.”

Summary Financial Results for the Three and Nine Months Ended October 1, 2011:

Revenues for the third quarter of 2011 were $216.0 million, down 9% from the third quarter of 2010 and down 6% sequentially. Revenues for the nine months ended October 1, 2011 were $669.1 million, up 7% from the nine months ended October 2, 2010. Mobile Devices revenue grew 14% over last year on a year to date basis.

GAAP

Gross margin for the third quarter of 2011 was 34.9%, down from 41.3% in the third quarter of 2010 and down sequentially from 40.3%. Gross margin for the nine months ended October 1, 2011 was 38.1%, compared to 40.3% for the same period in 2010.

Operating expenses for the third quarter of 2011 were $63.3 million, or 29% of revenue, up from $59.1 million in the third quarter of 2010 but down from $70.9 million in the previous quarter. Operating expenses for the nine months ended October 1, 2011 were $201.3 million, up from $173.1 million for the nine months ended October 2, 2010.

Net income for the third quarter of 2011 was $16.2 million, or $0.09 per diluted share, relatively consistent with the second quarter of 2011. Net income for the nine months ended October 1, 2011 was $45.2 million or $0.26 per diluted share.

Non-GAAP

Gross margin for the third quarter was 36.3%, down from 42.3% in the third quarter of 2010 and down sequentially from 41.4%. The decline was largely due to product ramp related costs and product mix. Gross margin for the nine months ended October 1, 2011 was 39.3% down from 41.3% for the nine months ended October 2, 2010.

Operating expenses for the quarter were $58.7 million or 27% of revenue, down from $65.6 million in the prior quarter. Operating expenses for the nine months ended October 1, 2011 were $187.5 million or 28% of revenue.

Net income for the third quarter of 2011 was $19.0 million, or $0.11 per diluted share, down sequentially from $0.17 per diluted share and down from $0.28 per diluted share in the third quarter of 2010. Net income for the nine months ended October 1, 2011 was $74.0 million, or $0.43 per diluted share.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The Company believes fourth quarter revenues will be between $215 million and $225 million. During the fourth quarter, we expect lower factory utilization as we burn through excess inventory and weak product mix to drive gross margin of 32% to 34%. Fourth quarter non-GAAP net income is expected to be between $0.06 and $0.08 per share. The Company is 90% booked to the midpoint of revenue guidance.

Additional Information Regarding October 1, 2011 Results:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Nine Months Ended
	Q3 2011	Q2 2011	Change vs. Q2 2011	Q3 2010	Change vs. Q3 2010	Q3 2011	Q3 2010	Change vs. Q3 2010
Revenue	$216.0	$228.8	(6)%	$237.0	(9)%	$669.1	$625.3	7%
Gross Profit	$75.4	$92.1	(18)%	$98.0	(23)%	$254.9	$251.9	1%
Gross Margin %	34.9%	40.3%	(5.4)%	41.3%	(6.4)%	38.1%	40.3%	(2.2)%
Op Income	$12.0	$21.3	(44)%	$38.9	(69)%	$53.6	$78.8	(32)%
Net Income	$16.2	$16.6	(2)%	$112.2	(86)%	$45.2	$148.3	(70)%
Diluted EPS	$0.09	$0.10	$(0.01)	$0.69	$(0.60)	$0.26	$0.92	$(0.66)

NON-GAAP RESULTS A

	Three Months Ended					Nine Months Ended
	Q3 2011	Q2 2011	Change vs. Q2 2011	Q3 2010	Change vs. Q3 2010	Q3 2011	Q3 2010	Change vs. Q3 2010
Revenue	$216.0	$228.8	(6)%	$237.0	(9)%	$669.1	$625.3	7%
Gross Profit	$78.3	$94.8	(17)%	$100.3	(22)%	$262.8	$258.5	2%
Gross Margin %	36.3%	41.4%	(5.1)%	42.3%	(6.0)%	39.3%	41.3%	(2.0)%
Op Income	$19.6	$29.2	(33)%	$44.3	(56)%	$75.3	$95.4	(21)%
Net Income	$19.0	$28.9	(34)%	$44.2	(57)%	$74.0	$94.9	(22)%
Diluted EPS	$0.11	$0.17	$(0.06)	$0.28	$(0.17)	$0.43	$0.59	$(0.16)
A	Excludes stock based compensation charges, non-cash tax expense, certain entries associated with acquisitions, and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter and our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 15587215. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: www.triquint.com/investors/events. A replay of the conference call will be available until November 2, 2011.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income, diluted earnings per share, gross profit, operating expenses and operating income that exclude equity compensation expense, non-cash tax expense, certain entries associated with acquisitions, and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-cash tax expense excludes certain deferred tax charges and benefits that do not result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TriQuint's anticipated revenues, non-GAAP net income and our bookings to revenue; TriQuint's factory utilization and product mix; expected litigation charges; the impact of our investments in increased capacity; the opportunity to be at the leading edge of RF solutions; growth in demand for TriQuint's products; RF content expansion in smartphones; and expected market growth. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.
A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint
Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Connecting the Digital World to the Global Network®

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: steve.buhaly@tqs.com	Roger Rowe Director, Investor Relations TriQuint Semiconductor, Inc. Tel: +1.503.615.9189 E-Mail: roger.rowe@tqs.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: brandi.frye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	October 1, 2011	July 2, 2011	October 2, 2010

Assets
Current assets:
Cash, cash equivalents and investments	$147,224	$180,855	$187,170
Accounts receivable, net	140,144	135,394	141,795
Inventories	159,330	137,358	103,346
Other current assets	72,363	79,348	75,260
Total current assets	519,061	532,955	507,571

Property, plant and equipment, net	451,642	419,807	309,914
Other, net	85,661	85,200	84,013
Total assets	$1,056,364	$1,037,962	$901,498

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$109,522	$107,502	$112,826
Other accrued liabilities	11,731	13,315	13,647
Total current liabilities	121,253	120,817	126,473

Long-term income tax liability	2,183	5,167	9,247
Other long-term liabilities	10,096	10,401	8,878
Total liabilities	133,532	136,385	144,598

Stockholders' equity	922,832	901,577	756,900
Total liabilities and stockholders' equity	$1,056,364	$1,037,962	$901,498

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 1, 2011	July 2, 2011	October 2, 2010	October 1, 2011	October 2, 2010

Revenues	$215,988	$228,785	$236,998	$669,096	$625,314
Cost of goods sold	140,632	136,643	139,039	414,204	373,373
Gross profit	75,356	92,142	97,959	254,892	251,941

Operating expenses:
Research, development and engineering	36,479	37,955	32,978	110,910	96,397
Selling, general and administrative	22,799	25,386	23,308	73,415	71,594
Litigation expense	4,058	7,512	2,807	16,968	5,133
Total operating expenses	63,336	70,853	59,093	201,293	173,124

Operating income	12,020	21,289	38,866	53,599	78,817

Other (expense) income:
Interest income	40	106	85	249	308
Interest expense	(367)	(354)	(189)	(1,107)	(559)
Foreign currency (loss) gain	(309)	87	(202)	(278)	(411)
Recovery of investment	360	356	—	867	—
Other, net	7	71	248	101	316
Other (expense) income, net	(269)	266	(58)	(168)	(346)

Income before income tax	11,751	21,555	38,808	53,431	78,471

Income tax (benefit) expense	(4,464)	4,990	(73,367)	8,212	(69,872)
Net income	$16,215	$16,565	$112,175	$45,219	$148,343

Per Share Data:
Basic per share net income	$0.10	$0.10	$0.72	$0.28	$0.96
Diluted per share net income	$0.09	$0.10	$0.69	$0.26	$0.92

Weighted-average shares outstanding:
Basic	164,812	164,110	155,734	163,773	154,737
Diluted	171,027	173,518	162,653	173,082	161,146

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(% of revenue)

	Three Months Ended			Nine Months Ended
	October 1, 2011	July 2, 2011	October 2, 2010	October 1, 2011	October 2, 2010

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	65.1%	59.7%	58.7%	61.9%	59.7%
Gross profit	34.9%	40.3%	41.3%	38.1%	40.3%

Operating expenses:
Research, development and engineering	16.9%	16.6%	13.9%	16.6%	15.4%
Selling, general and administrative	10.6%	11.1%	9.8%	11.0%	11.4%
Litigation expense	1.8%	3.3%	1.2%	2.5%	0.8%
Total operating expenses	29.3%	31.0%	24.9%	30.1%	27.7%

Operating income	5.6%	9.3%	16.4%	8.0%	12.6%

Other (expense) income:
Interest income	0.0%	0.1%	0.1%	0.1%	0.0%
Interest expense	(0.2)%	(0.2)%	(0.1)%	(0.2)%	(0.1)%
Foreign currency (loss) gain	(0.1)%	0.0%	(0.1)%	(0.0)%	(0.1)%
Recovery of investment	0.2%	0.2%	—%	0.1%	—%
Other, net	0.0%	0.0%	0.1%	0.0%	0.1%
Other (expense) income, net	(0.1)%	0.1%	(0.0)%	(0.0)%	(0.1)%

Income before income tax	5.5%	9.4%	16.4%	8.0%	12.5%

Income tax (benefit) expense	(2.0)%	2.2%	(30.9)%	1.2%	(11.2)%
Net income	7.5%	7.2%	47.3%	6.8%	23.7%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended						Nine Months Ended
	October 1, 2011		July 2, 2011		October 2, 2010		October 1, 2011		October 2, 2010
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$75,356	34.9%	$92,142	40.3%	$97,959	41.3%	$254,892	38.1%	$251,941	40.3%
Adjustment for stock based compensation charges	1,906	0.9%	1,585	0.7%	1,321	0.6%	4,710	0.7%	3,407	0.5%
Adjustment for charges associated with acquisitions:
Amortization of intangible assets	1,079	0.5%	1,079	0.4%	1,039	0.4%	3,224	0.5%	3,124	0.5%
NON-GAAP GROSS PROFIT	$78,341	36.3%	$94,806	41.4%	$100,319	42.3%	$262,826	39.3%	$258,472	41.3%

GAAP OPERATING EXPENSES	$63,336	29.3%	$70,853	31.0%	$59,093	24.9%	$201,293	30.1%	$173,124	27.7%
Adjustment for stock based compensation charges	(4,230)	(1.9)%	(5,716)	(2.5)%	(3,336)	(1.4)%	(13,632)	(2.0)%	(9,532)	(1.5)%
Adjustment for charges associated with acquisitions:
Change in estimate of earnout liability	—	—%	681	0.3%	467	0.2%	681	0.1%	467	0.1%
Writeoff IPR&D for abandoned development effort	(186)	(0.1)%	—	—%	—	—%	(186)	—%	—	—%
Amortization of intangible assets	(195)	(0.1)%	(208)	(0.1)%	(213)	(0.1)%	(619)	(0.1)%	(1,011)	(0.2)%
NON-GAAP OPERATING EXPENSES	$58,725	27.2%	$65,610	28.7%	$56,011	23.6%	$187,537	28.1%	$163,048	26.1%

GAAP OPERATING INCOME	$12,020	5.6%	$21,289	9.3%	$38,866	16.4%	53,599	8.0%	78,817	12.6%
Adjustment for stock based compensation charges	6,136	2.8%	7,301	3.2%	4,657	2.0%	18,342	2.7%	12,939	2.1%
Adjustment for charges associated with acquisitions	1,460	0.7%	606	0.2%	785	0.3%	3,348	0.5%	3,668	0.6%
NON-GAAP OPERATING INCOME	$19,616	9.1%	$29,196	12.7%	$44,308	18.7%	$75,289	11.2%	$95,424	15.3%

GAAP NET INCOME	$16,215	7.5%	$16,565	7.2%	$112,175	47.3%	$45,219	6.8%	$148,343	23.7%
Adjustment for stock based compensation charges	6,136	2.8%	7,301	3.2%	4,657	2.0%	18,342	2.7%	12,939	2.1%
Adjustment for recovery of investment	(360)	(0.2)%	(356)	(0.2)%	—	—%	(867)	(0.1)%	—	—%
Adjustment for non-cash tax (benefit) expense	(4,470)	(2.0)%	4,734	2.1%	(73,511)	(31.0)%	7,868	1.2%	(70,341)	(11.2)%
Adjustment for charges associated with acquisitions	1,482	0.7%	628	0.3%	873	0.3%	3,432	0.5%	3,995	0.6%
NON-GAAP NET INCOME	$19,003	8.8%	$28,872	12.6%	$44,194	18.6%	$73,994	11.1%	$94,936	15.2%

GAAP DILUTED EARNINGS PER SHARE	$0.09	$0.10	$0.69	$0.26	$0.92
Adjustment for stock based compensation charges	0.04	0.04	0.02	0.11	0.08
Adjustment for recovery of investment	(0.00)	(0.00)	—	(0.01)	—
Adjustment for non-cash tax (benefit) expense	(0.03)	0.03	(0.44)	0.05	(0.42)
Adjustment for charges associated with acquisitions	0.01	0.00	0.01	0.02	0.02
NON-GAAP DILUTED EARNINGS PER SHARE	$0.11	$0.17	$0.28	$0.43	$0.59

Our earnings release contains forward looking estimates of non-GAAP gross margin and diluted earnings per share for the fourth quarter of 2011. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP gross margin and diluted earnings per share to non-GAAP gross margin and diluted earnings per share for Q4 2011 based on the mid-point of guidance.

Forward Looking GAAP Gross Margin	31.6%
Adjustment for stock based compensation charges	0.9%
Adjustment for charges associated with acquisitions	0.5%
Forward Looking non-GAAP Gross Margin	33.0%

Forward Looking GAAP Diluted Earnings per Share	$(0.02)
Adjustment for stock based compensation charges	0.04
Adjustment for non-cash tax expense	0.04
Adjustment for charges associated with acquisitions	0.01
Forward Looking non-GAAP Diluted Earnings per Share	$0.07